Calculation of Filing Fee Tables
S-8
APi Group Corp
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.0001 per share	Other	320,000	$ 37.30	$ 11,936,000.00	0.0001476	$ 1,761.75
Total Offering Amounts:						$ 11,936,000.00		$ 1,761.75
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 1,761.75
Offering Note
[1]	Note 1. The Amount Registered represents the number of additional shares of common stock, par value $0.0001 per share (Common Stock), of APi Group Corporation (the Registrant) potentially deliverable pursuant to the APi Group, Inc. Profit Sharing & 401(k) Plan, as amended (the Plan), being registered hereon. Pursuant to Rule 416 under the Securities Act of 1933 (the Securities Act), this Registration Statement on Form S-8 also covers such indeterminate number of additional shares of Common Stock as may become available pursuant to any anti-dilution provisions of the Plan. Note 2. The Offering Price is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act based on $37.30, the average of the high and low sale prices of such shares on the New York Stock Exchange on July 29, 2024, which is a date within five business days prior to filing.